                           DATUM INC. AND SUBSIDIARIES

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                                                 State or Other
                                                                 Jurisdiction of
Name                                                             Incorporation
----                                                             -------------
Frequency and Time Systems, Inc.                                 Delaware

Austron, Inc.                                                    Texas

Efratom Time & Frequency Products, Inc.                          Colorado

Datum GmbH                                                       Germany

Digital Delivery, Inc.                                           Massachusetts